UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2006

BIOANALYTICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	0-23357 (Commission File Number)	35-1345024 (I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

The information provided in Item 2.02 and Item 9.01 of this Form 8-K is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 and Item 9.01 of this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.02.        Results of Operations and Financial Condition.

On August 11, 2006, a draft press release announcing the results for Bioanalytical Systems, Inc. (the "Company") for the third quarter of fiscal year 2006 was inadvertently released by a wire service to some media without the Company's authorization. A copy of this press release is attached as Exhibit 99.1 to this report.

On August 14, 2006, the Company issued a final press release announcing results for the third quarter of fiscal year 2006. This press release replaces the former press release in its entirety. In addition to making textual corrections, the August 14, 2006 press release changes the "Income taxes" item for the three months ended June 30, 2006 from $(928,000) to $(874,000) and for the nine months ended June 30, 2006 from $(998,000) to $(944,000), changes the net loss for the three months ended June 30, 2006 from $(1,621,000) to $(1,675,000), or from $(0.33) to $(0.34) per share (both basic and diluted), and changes the net loss for the nine months ended June 30, 2006 from $(1,799,000) to $(1,853,000), or from $(0.37) to $(0.38) per share (both basic and diluted). Conforming changes were made in the body of the press release. The full text of the press release is furnished as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(a)        Not applicable.

(b)        Not applicable.

(c)        Exhibits

            99.1      Bioanalytical Systems, Inc. draft press release, inadvertently released August 11, 2006.

            99.2      Bioanalytical Systems, Inc. press release, issued August 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: August 16, 2006	By: /s/ Michael R. Cox Michael R. Cox Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Bioanalytical Systems, Inc. draft press release, inadvertently released August 11, 2006.

99.2	Bioanalytical Systems, Inc. press release, issued August 14, 2006.